Exhibit 10-11


                             EMPLOYMENT AGREEMENT


      THIS  EMPLOYMENT  AGREEMENT ("Agreement"), made effective the 17th day of

March, 2003 (the "Effective  Date")  by and among ODD JOB STORES, INC., an Ohio corporation (the "Company"), and STEVEN FURNER (the "Employee"), is to evidence the following agreements and understandings:

                                  WITNESSETH:

      WHEREAS, the Employee was appointed as interim Chief Executive Officer of the Company on December 2, 2002.

      WHEREAS, the Company desires to formalize the employment relationship and employ Employee as its Chief Executive  Officer,  and Employee wishes to accept such employment, on the terms contained herein.

      NOW, THEREFORE, the parties agree as follows:

      1.    Duties.  The Employee, in his capacity  as Chief Executive Officer,

shall faithfully perform for the Company the duties of  said  office  and shall perform such other duties of an executive, managerial or administrative  nature as  shall  be specified and designated from time to time by the Company's Board of Directors  (the "Board of Directors").  In his capacity as an officer of the

Company, the Employee  shall have the executive authority, responsibilities and duties typically held and  executed  by a Chief Executive Officer of a publicly held corporation.  Without limiting the  foregoing,  all officers and employees and all operations and divisions of the Company shall report to Employee or his designees and the Employee shall report solely to the  Board  of  Directors and

its  committees.   The Employee shall devote substantially all of his  business time and effort to the performance of his duties hereunder.


      2.    Compensation.

            2.1   Salary.   While Employee is employed full-time by the company

as Chief Executive Officer, the  Company shall pay the Employee a salary at the rate  of  Five  Hundred Thousand Dollars  ($500,000)  per  annum  (the  "Annual

Salary"). The Annual  Salary  shall be payable in accordance with the Company's standard payroll practices, less  such  deductions  as  shall be required to be withheld by applicable law and regulations.

            2.2   Annual   Bonus.    Subject  to  the  terms,  conditions   and

limitations set forth below, the Employee  shall  be  entitled  to  receive  an annual  bonus  (the  "Annual  Bonus")  commencing  with  the fiscal year ending

December 31, 2003.  The maximum Annual Bonus for any fiscal  year  shall be Two

Hundred Fifty Thousand Dollars ($250,000).  For the fiscal year ending December

31, 2003, the Annual Bonus shall be awarded in accordance with the schedule set forth  on Exhibit A hereto (the "Bonus Criteria").  For each succeeding  fiscal year thereafter,  for  so  long  as Employee remains employed by the Company as

Chief Executive Officer, the Annual  Bonus shall be awarded in such amounts and to  the  extent  the  Company reaches the  then-applicable  Bonus  Criteria  as determined by the Compensation Committee of the Board of Directors prior to the end of the first quarter  of  such  fiscal  year,  after  consulting  with  the

Employee,  and  attached  to  this Agreement as a replacement to Exhibit A. The

Annual Bonus for each fiscal year shall be paid in full to the Employee as soon as  practicable (but not later than  thirty  (30)  days)  after  the  Company's audited financial statement for such fiscal year is available to the Company.

            2.3   Special  Bonus.   In  the  event  of  a Change in Control (as

defined  in  Section  5  hereof) closing on or before December  31,  2004,  the

Employee shall be paid a one-time  bonus (the "Special Bonus") in the amount of

Three Hundred Thousand Dollars ($300,000).   The Special Bonus shall be paid to

the Employee in a single lump sum payment as soon  as  practicable  (but  in no event later than 30 days) after the closing date of any such Change in Control.

            2.4   Benefits.   The  Employee  shall be permitted during the time

that the Employee is employed by the Company as  Chief  Executive  Officer (the

"Term")  to  participate  in  any  group  life,  hospitalization  or disability insurance plans, health programs, pension plans or similar benefits that may be available  to  other  senior  executives of the Company generally, on the  same terms as such other executives, in each case to the extent that the Employee is

eligible under the terms of such  plans  or  programs.   Without  limiting  the

foregoing,  the  benefits include term life insurance in an amount equal to one times Employee's Annual Salary, up to $500,000.  The Company agrees to purchase additional group term  life  insurance  or  disability insurance in the amounts determined by the Employee, provided that the maximum annual aggregate premiums

for such additional insurance shall not exceed  $10,000.   The  Employee  shall

also be entitled to receive vacation of four (4) weeks per year.

            2.5   Expenses.   The  Company  shall pay or reimburse the Employee

for all reasonable expenses actually incurred  or  paid  by the Employee during the Term in the performance of the Employee's services under this Agreement.

      1.    Term of Employment.

            3.1   At  Will Employment.  Subject to and in accordance  with  the terms set forth below,  Employee's  employment  by the Company is "At Will" and employment can be terminated  at any time by either party for any reason.

            3.2   Effect of Termination. Except as  otherwise  provided in this

Agreement,  in  the  event  of  Employee's termination of employment  with  the

Company  for  whatever  reason  or  in   the   event  of  Employee's  Voluntary

Resignation,  Employee  shall  have  no right to receive  any  compensation  or benefit  hereunder  on and after the date  of  such  termination  or  Voluntary

Resignation (the "Termination  Date"),  other than: (a) Annual Salary and other benefits earned and accrued under this Agreement  up  to  the  Termination Date

(specifically excluding any portion of the Annual Bonus); and (b) reimbursement under this Agreement for expenses incurred prior to the Termination Date.

      1.          Covenants of the Employee.

            4.1.  Non-Compete.  During the period commencing on  the  Effective

Date  and ending on the date twelve (12) months following the Termination  Date

(the "Restricted  Period"),  the  Employee  shall  not  in the United States of

America render any services to or become interested in as  a  partner, officer,

director, shareholder, member, principal, agent, employee, consultant or in any other relationship or capacity with any of the following direct  competitors of the Company or their affiliates: Big Lots, Inc.; Value City Department  Stores,

Inc.;   Dollar  General,  Inc.,  Family  Dollar,  Inc  and  Dollar  Tree,  Inc.

Notwithstanding the above, the Employee may own, directly or indirectly, solely as an investment,  securities of any such entity provided that Employee: is not a controlling person  of,  or  a member of a group which controls, such entity;

and such ownership does not exceed  four  percent  (4%) or more of any class of securities of such person or entity.

            4.2   Confidentiality.  As a consequence  of  Employee's employment with the Company, Employee will receive and deal with confidential  information and  business  methods,  including,  but  not  limited to, advertisers, venues,

innovative  proprietary technology and content, processes,  programs,  records,

reports,  financial   data,  market  data,  marketing  plans,  unique  business

practices, pricing techniques,  relationships  with  customers and providers of services, and other information relating to the Company's  product  development and operations (collectively, the "Confidential Information").

      During  the  Term,  and from and after the Termination Date, the Employee

shall  keep  secret  and  retain   in  strictest  confidence  all  Confidential

Information, and shall not disclose,  rely  on or otherwise use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its subsidiaries and affiliates,  and  shall  not  disclose the

Confidential  Information  to anyone outside of the Company or its subsidiaries and affiliates, except with  the  Company's express written consent, except for

Confidential Company Information that:   (a)  is  at  the  time  of  receipt or

thereafter becomes publicly known through no wrongful act of the Employee;  (b)

is received from a third party not under an obligation to keep such information confidential  and without breach of this Agreement; or (c) was previously known by the Employee  before  being  employed  by  the  Company.  Upon demand by the

Company, and in any event within three days following termination of Employee's employment  with the Company for any reason, Employee  will  surrender  to  the

Company all Confidential  Information  and  all  other  original  and facsimile records,  documents and data in his possession or under his control  pertaining to the Company.

      Notwithstanding   the   foregoing,  Employee  may  disclose  Confidential

Information of the Company in order to comply with:  (i) a subpoena issued by a court having jurisdiction over  Employee; or (ii) a written request made by any regulatory authority or taxing authority  having  authority over such Employee;

provided, however, that prior to compliance with such  request,  Employee  will give  notice  to  the Company to allow the Company to attempt to quash or limit such subpoena or request.

            4.3   Non-Solicitation.  During the Restricted Period, the Employee

shall not, without the Company's prior written consent, directly or indirectly,

knowingly solicit,  recruit or encourage to leave the employment of the Company

or  its  subsidiaries  or   affiliates,  any  employee  of  the  Company,  such

subsidiaries or affiliates, or hire any employee who has left the employment of the Company, its subsidiaries or affiliates after the Effective Date within one year of the termination of such  employee's  employment  with  the Company, its subsidiaries or affiliates.

            4.4   Rights  and Remedies upon Breach.  If the Employee  breaches,

or threatens to commit a breach  of,  any  of  the provisions of this Section 4

(the "Restrictive Covenants"), the Company shall  have the following rights and remedies (upon compliance with any necessary prerequisites  imposed by law upon the availability of such remedies), each of which rights and  remedies shall be independent of the other and severally enforceable, and all of which rights and remedies  shall  be  in  addition to, and not in lieu of any other  rights  and remedies available to the Company under law or in equity:

                  (a)         The  right  and  remedy  to  have the Restrictive

                              Covenants specifically enforced  (without posting

                              bond)  by  any  court having equity jurisdiction,

                              including, without  limitation,  the  right to an

                              entry against the Employee of restraining  orders

                              and    injunctions    (preliminary,    mandatory,

                              temporary   and  permanent)  against  violations,

                              threatened or  actual,  and  whether  or not then

                              continuing,   of   such   covenants,   it   being

                              acknowledged  and agreed that any such breach  or

                              threatened breach  will  cause irreparable injury

                              to the Company and that money  damages  will  not

                              provide an adequate remedy to the Company.

                  (b)         The  right  and remedy to require the Employee to

                              account for and  pay  over  to  the  Company  all

                              compensation,    profits,    monies,    accruals,

                              increments   or   other  benefits  (collectively,

                              "Benefits") derived  or  received  by  him as the

                              proximate  result,  i.e.,  actual damages,  of  a

                              breach  of  the  Restrictive Covenants,  and  the

                              Employee shall account  for  and  pay  over  such

                              Benefits to the Company.

      5.    Definitions.

            5.1   "Cause"  means (i) the conviction by the Employee of a felony or of a crime of moral turpitude  or  dishonesty  involving  the Company (other than  pursuant  to actions taken at the direction or with the approval  of  the

Board of Directors);  (ii) the Employee's engagement in (A) willful misconduct,

(B)  willful  or  gross  neglect,   (C)  fraud,  (D)  misappropriation  or  (E)

embezzlement  in  the  performance  of  his  duties  hereunder;  or  (iii)  the

Employee's breach in any material respect of any of the terms and provisions of this Agreement.

            5.2   "Change in Control" means  the  occurrence  while Employee is employed  full  time by the Company as Chief Executive Officer of  any  of  the

following events:

            (a)      the  Company  merges or consolidates with any other entity and, as a result  of  such  merger  or consolidation, less than  51%  of  the  voting  power  of the then-outstanding voting  securities  of the surviving or  resulting  entity

                     immediately  after  such   transaction   are  directly  or

                     indirectly  beneficially  owned  in the aggregate  by  the former shareholders of the Company  immediately  prior  to such transaction.

            (b)      A  person or group acting in concert within the meaning of

                     Section 3(a)(9) or 13(d)(3) (as in effect on the Effective

                     Date)  of  the Securities Exchange Act of 1934 becomes the beneficial owner (as defined in Rule 13d-3) of 50% or more of  the  voting  power  of  the  then  outstanding  voting securities of the Company.

            5.3   "Voluntary Resignation"  means  Employee's  unilateral act of voluntarily terminating his employment relationship with the Company.

      6.    Other Provisions.

            6.1   Severability.  The Employee acknowledges and  agrees that (i)

he  has  had an opportunity to seek advice of counsel in connection  with  this

Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope  and in all other respects.  If it is determined that any of the provisions  of this  Agreement,  including,  without  limitation,  any  of  the

Restrictive Covenants,  or  any  part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            6.2   Blue-Pencilling.   If  any  court  determines that any of the

covenants contained in this Agreement, including, without  limitation,  any  of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision,  as the case may be, shall be reduced so that such provision becomes enforceable and,  in its reduced form, such provision shall then be enforceable and shall be enforced.

          a.1  Enforceability;  Jurisdictions.   The  Company  and the Employee

               intend  to  and  hereby  confer  jurisdiction  to  enforce   the

               Restrictive Covenants upon the courts of any jurisdiction within the  geographical  scope  of  the Restrictive Covenants.  If the courts  of  any  one  or  more  of such  jurisdiction  hold  the

               Restrictive Covenants wholly unenforceable  by reason of breadth of scope or otherwise, it is the intention of  the  Company  and the  Employee  that  such  determination  not  bar or in any way affect the Company's right to the relief provided  above  in the courts  of  any other jurisdiction within the geographical scope

               of  such  Restrictive   Covenants,   as   to  breaches  of  such

               Restrictive  Covenants  in such other respective  jurisdictions,

               such Restrictive Covenants  as they relate to each jurisdictions being,  for  this purpose, severable,  diverse  and  independent covenants, subject,  where  appropriate,  to the doctrine of res judicata.

            6.4   Directors  &  Officers  Insurance.   During   the  Term,  the

Employee  shall be covered by the Company's directors' and officers'  insurance policy to the  same  extent  as  other  officers and directors.  Further, for a period following the Termination Date consistent  with  the  Company's policies with respect to other senior management of the Company, the Company  shall,  to the  extent  it retains in effect directors' and officers' liability insurance,

maintain for Employee  coverage  for  acts  or omissions occurring prior to the

Termination Date.

          a.1  Notices.   Any  notice  or  other   communication   required  or

               permitted  hereunder shall be in writing and shall be  delivered personally,  sent  by facsimile or other electronic transmission or  sent  by certified,  registered  or  express  mail,  postage

               prepaid.   Any  such  notice  shall  be  deemed  given  when  so

               delivered personally  or  sent by electronic transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                  (a)   If to the Company, to:

                        Robert Horne
                        Chairman, Compensation Committee
                        c/o ZS Fund L.P.
                        120 West 45th Street, Suite 2600
                        New York, New York 10036

                        with a copy to:

                        Marc H. Morgenstern, Esq.
                        Kahn Kleinman, A Legal Professional Association Erieview Tower, Suite 2600
                        1301 East Ninth Street
                        Cleveland, Ohio  44114-1824

                  (b)   If to the Employee to:

                        Mr. Steve Furner
                        Chief Executive Officer
                        Odd Job Stores
                        200 Helen Street
                        South Plainfield, NJ 07080

Any such person may by notice given in accordance  with  this  Section  to  the other  parties  hereto  designate another address or person for receipt by such person of notices hereunder.

          a.1  Entire Agreement.   This Agreement contains the entire agreement

               between the parties with  respect  to  the subject matter hereof and  supersedes  all  prior agreements, written  or  oral,  with respect thereto, which  shall  become  null  and  void and of no further force and effect on the Effective Date.

          a.2  Waivers   and   Amendments.   This  Agreement  may  be  amended,

               superseded, canceled,  renewed or extended, and the terms hereof may  be  waived, only by a  written  instrument  signed  by  the parties or,  in  the  case  of  a  waiver,  by the party waiving compliance.  No delay on the part of any party in exercising any rights, power or privilege hereunder shall operate  as  a waiver thereof,  nor  shall any waiver on the part of any party of  any such  right, power  or  privilege  nor  any  single  or  partial exercise  of  any  such  right, power or privilege, preclude any other or further exercise  thereof  or the exercise of any other such right, power or privilege.

          a.3  Governing  Law.   This  Agreement  shall   be  governed  by  and

               construed  in  accordance  with the laws of the  State  of  Ohio without regard to principles of conflicts of law.

          a.4  Assignment.   This Agreement,  and  the  Employee's  rights  and

               obligations hereunder,  may not be assigned by the Employee; any purported assignment by the  Employee  in violation hereof shall be null and void.  In the event of any sale,  transfer  or other disposition of all or substantially all of the Company's  assets or business, whether by merger, consolidation or otherwise,  the

               Company may assign this Agreement and its rights hereunder.

          a.5  Indemnification.

           (a)    The  Employee represents and warrants to the Company that the

      Employee's execution, delivery and performance of this Agreement does not and will not violate,  conflict with or constitute a default (with notice or lapse of time or both)  under  any  written agreement or instrument to which the Employee is a party.

           (a) Subject to the provisions of this  Section  6.10, to the fullest extent  permitted  by  law,  the  Company  shall  indemnify  the

               Employee if he is a party or is threatened to be made a party to any legal proceeding (other than a legal proceeding  against the

               Employee  by  the  Company)  (a  "Proceeding"),  threatened   or

               pending,    whether    civil,    criminal,   administrative   or

               investigative, by reason of his service  to  the  Company  as  a director, officer, trustee, employee or agent, or service at the written  request of the Company as a director, officer, trustee,

               employee or  agent  of  another  corporation, partnership, joint venture, trust or enterprise, against  the Employee's reasonable attorneys'  fees  and  disbursements,  reasonable  out-of-pocket travel  expenses  to and from the forum of  the  Proceeding  and judgments, fines and  amounts  paid  in settlement in connection with the Proceeding. Such attorneys' fees  and expenses shall be paid by the Company as they are incurred upon  receipt,  in each case, of an undertaking by the Employee to repay such amounts if it  is  ultimately  determined,  as  provided  below,  that  the

               Employee  is  not  entitled  to  indemnification  hereunder. The

               Employee  shall  not  settle  any  Proceeding without the  prior written consent of the Company unless,  as  a condition thereof,

               the  Company receives a full and unconditional  release  of  all liability  in  respect  of  the  Proceeding.  The Employee shall provide the Company with prompt written notice of any Proceeding in respect of which he is entitled to indemnification hereunder,

               provided  that  the  Employee  shall  not  lose  his  rights  to indemnification hereunder for failure to give such notice unless the Company is prejudiced by such failure.

           (b) The  indemnification  provided for in Section 6.10(b) (1)  shall apply in all cases except  where  the  Employee  did  not act or failed  to  act  in  good  faith  and  in a manner he reasonably believed to be in or not opposed to the  best  interests  of the

               Company  or  where  the  Employee's  action  or  failure  to act constituted  gross  negligence  or  willful misconduct, or, with respect to any criminal action or proceeding,  where  he did not

               have   reasonable  cause  to  believe  his  conduct  was  lawful

               (collectively, the "Standard of Care") and (ii) may be denied by the Company only if a court of competent jurisdiction determines that the Employee did not meet the Standard of Care.

           (c) The indemnification  provided  by  this  Section  shall  survive termination of the Employee's employment with the Company.

           (d) The  provisions  of this Section 6.10 shall not be deemed to  be exclusive of any other  rights  to  which  the  Employee  may be entitled  under  applicable  law  or any other written agreement between the Company and the Employee.

           a.1 Binding Effect.  This Agreement shall  be binding upon and inure to the benefit of the parties and their  respective  successors,

               permitted assigns, heirs, executors and legal representatives.

           a.2 Counterparts.   This  Agreement  may  be executed by the parties

               hereto in separate counterparts, each of  which when so executed and  delivered  shall be an original but all  such  counterparts together shall constitute  one  and  the  same instrument.  Each counterpart may consist of two copies hereof  each signed by one of the parties thereto.

           a.3 Survival.  Anything contained in this Agreement  to the contrary notwithstanding, the provisions of Sections 4.1, 4.2,  4.3,  and

               6.10 shall survive termination of this Agreement.

           a.4 Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.



      IN  WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

____________________________               ODD JOB STORES, INC.
STEVEN FURNER

                                           By:
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                                           Print Name:
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                                           Its:
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